EXHIBIT 11.1


                                                                                                Weighted Average Shares
                                                                                                   For the period ended
                                                                                                    September 30, 1999

                                                                           Shares issued   Three months       Six months
                                                                           -------------   ------------       ----------
Shares outstanding at beginning of period                                      15,375,930      15,375,930          15,375,930

January  11, 1999         Issuance of shares for acquisition                      825,834         825,834             792,559

January  12, 1999         Issuance of shares for acquisition
                                                                                   64,716          64,716              61,871

January  15, 1999         Issuance of shares for acquisition
                                                                                   41,655          41,655              39,366

January  27, 1998         Release of holdback shares
                                                                                   55,157          55,157              49,701

January  29, 1999         Issuance of shares for acquisition
                                                                                   18,531          18,531              16,563

January  29, 1999         Issuance of shares for acquisition
                                                                                   90,864          90,864              81,212

February 1, 1999          Issuance of shares for acquisition
                                                                                   63,534          63,534              56,087

February 22, 1999         Issuance of shares for acquisition
                                                                                   42,687          42,687              34,400

February 26, 1999         Issuance of shares for acquisition                      104,752         104,752
                                                                                                                       82,881

March 1, 1999             Issuance of shares for acquisition                       43,845
                                                                                                   43,845              34,209

March 2, 1999             Issuance of shares for acquisition                       17,266
                                                                                                   17,266              13,408

March 5, 1999             Issuance of shares for acquisition                      196,092         196,092             150,122

March 22, 1999            Issuance of shares for acquisition                       55,944
                                                                                                   55,944              39,345

April 7, 1999             Issuance of earnout shares                               46,354          46,354              30,768

April 30, 1999            Issuance of shares for acquisition                       39,808          39,808              22,310

April 30, 1999            Issuance of shares for options                            1,000           1,000                 560

July 24, 1999             Release of holdback shares                                4,652           3,660               1,159
                                                                                          ------------------------------------

Weighted average shares outstanding for basic earnings per share                               17,089,000          16,882,451

Options outstanding at September 30, 1999: 1,285,300 shares; Total exercise
                          proceeds: 14,127,857; Average price of option $10.99                       8,000             74,901

                    Warrants outstanding  at September 30, 1999: 117,789 shares; Exercise price: $12.86 per share; Average market value of Company
                          stock $3.90/$8.75                                                             -                   -

Earnout shares issued on April 7, 1999; Stock price $4.69                                               -              16,958

Shares held in escrow related to acquisitions                                                     748,805             692,862
                                                                                         =====================================
Total shares outstanding for fully diluted earnings per share                                                       17,667,172
                                                                                         17,836,950
                                                                                         =====================================
